CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N‐1A of our report dated November 22, 2024, relating to the financial statements and financial highlights of FMI Funds, Inc. comprising FMI Common Stock Fund, FMI Large Cap Fund, FMI International Fund, and FMI International Fund II – Currency Unhedged, which are included in Form N‐CSR for the year ended September 30, 2024, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Disclosure of Portfolio Holdings” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information. We also herby consent to the reference to our firm in this Registration Statement on Form N‐1A of FMI Global Fund, a series of FMI Funds, Inc, under the header “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/COHEN & COMPANY, LTD.

COHEN & COMPANY, LTD.
Milwaukee, Wisconsin
January 27, 2025